                                                                       EXHIBIT 6


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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                  Hotel Reservations Network, Inc. ("PARENT"),


                           Wonsub, Inc.     ("SUB"),


                                       AND

                        TravelNow.com Inc.  ("COMPANY")



                          DATED AS OF JANUARY 3, 2001






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


                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE 1 THE OFFER; APPROVALS OF THE BOARD OF DIRECTORS AND STOCKHOLDERS...................2

   1.1.    The Offer........................................................................2
   1.2.    Offer Documents..................................................................4
   1.3.    Company Actions..................................................................4
   1.4.    Directors........................................................................6
   1.5.    Sub Stockholder Approval.........................................................7
   1.6.    Funding..........................................................................7

ARTICLE 2 THE MERGER........................................................................7

   2.1.    The Merger.......................................................................7
   2.2.    Closing..........................................................................7
   2.3.    Effective Time of the Merger.....................................................8
   2.4.    Effects of the Merger............................................................8

ARTICLE 3 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF THE CERTIFICATES......................................8

   3.1.    Effect on Capital Stock..........................................................8
   3.2.    Conversion of Shares.............................................................9
   3.3.    Payment for Shares...............................................................9
   3.4.    Stock Transfer Books............................................................11
   3.5.    Stock Option Plans..............................................................11
   3.6.    Dissenting Shares...............................................................12
   3.7.    Stockholder Agreements..........................................................12

ARTICLE 4 REPRESENTATIONS AND WARRANTIES...................................................12

   4.1.    Representations and Warranties of the Company...................................12
   4.2.    Representations and Warranties of Parent and Sub................................26

ARTICLE 5 COVENANTS RELATING TO CONDUCT OF BUSINESS........................................28

   5.1.    Affirmative Covenants of the Company............................................28
   5.2.    Negative Covenants of the Company...............................................28

ARTICLE 6 ADDITIONAL AGREEMENTS............................................................30

   6.1.    Access to Information...........................................................30
   6.2.    No Solicitation.................................................................31
   6.3.    Fees and Expenses...............................................................33
   6.4.    Brokers or Finders..............................................................33

   6.5.    Indemnification; Directors' and Officers' Insurance.............................33
   6.6.    Reasonable Efforts..............................................................35
   6.7.    Publicity.......................................................................35
   6.8.    Withholding Rights..............................................................35
   6.9.    HSR and Other Governmental Approvals............................................35
   6.10.   Notification of Certain Matters.................................................36
   6.11.   Preparation of the Proxy Statement; Company Stockholders Meeting; Merger
           without a Company Stockholders Meeting..........................................36
   6.12.   Stock Option....................................................................37
   6.13.   Other Actions...................................................................38
   6.14.   Appraisal Rights................................................................38

ARTICLE 7 CONDITIONS PRECEDENT.............................................................38

   7.1.    Conditions to Each Party's Obligation to Effect the Merger......................38

ARTICLE 8 TERMINATION AND AMENDMENT........................................................39

   8.1.    Termination.....................................................................39
   8.2.    Effect of Termination...........................................................42
   8.3.    Amendment.......................................................................42
   8.4.    Extension; Waiver...............................................................42

ARTICLE 9 GENERAL PROVISIONS...............................................................42

   9.1.    Nonsurvival of Covenants and Agreements.........................................42
   9.2.    Confidentiality Agreement.......................................................42
   9.3.    Notices.........................................................................42
   9.4.    Interpretation..................................................................44
   9.5.    Counterparts....................................................................44
   9.6.    Entire Agreement; No Third Party Beneficiaries..................................44
   9.7.    Governing Law...................................................................44
   9.8.    Assignment......................................................................44
   9.9.    Director and Officer Liability..................................................44
   9.10.   Specific Performance............................................................45
   9.11.   Effectiveness...................................................................45


SCHEDULES
---------

Schedule 4.1(b) -- Capital Structure
Schedule 4.1(c) -- Authority; No Violations; Consents and Approvals
Schedule 4.1(d) -- Disclosure Documents
Schedule 4.1(f) -- No Default
Schedule 4.1(h) -- Litigation
Schedule 4.1(i) -- Taxes
Schedule 4.1(j) -- Employment Agreements

Schedule 4.1(k)(i) -- Employee Benefit Plans
Schedule 4.1(k)(ii) -- Welfare Benefit Plans
Schedule 4.1(k)(viii) -- Additional Rights Under Employee Benefit Plans
Schedule 4.1(k)(ix) -- 280G Payments
Schedule 4.1(l) -- Absence of Certain Changes or Events
Schedule 4.1(m) -- Undisclosed Material Liabilities
Schedule 4.1(p) -- Labor Matters
Schedule 4.1(q) -- Intellectual Property
Schedule 4.1(t) -- Related Party Transactions
Schedule 4.1(u) -- Certain Business Practices and Regulations, Potential Conflicts of Interest
Schedule 5.2 -- Negative Covenants of the Company
Schedule 5.2(k) -- Capital Expenditures

EXHIBITS
--------
Exhibit A -- Form of Stockholder Agreement
Exhibit B -- Conditions to the Offer
Exhibit C -- Promissory Note

                             INDEX OF DEFINED TERMS

Term                                                                Section
----                                                                -------

Acquisition Proposal....................................................6.2
Agreement..........................................................Preamble
Antitrust Division...................................................6.9(a)
Applicable Common Share Amount......................................6.12(a)
Board Percentage.....................................................1.4(a)
By-laws..............................................................2.4(d)
Certificate of Incorporation.........................................2.4(c)
Certificate of Merger...................................................2.3
Certificates.........................................................3.3(b)
Claim................................................................6.5(b)
Closing.................................................................2.2
Closing Date............................................................2.2
Code.............................................................4.1(i)(xi)
Company............................................................Preamble
Company Common Stock...............................................Recitals
Company Debt......................................................4.1(b)(i)
Company Intellectual Property.....................................4.1(q)(i)
Company Litigation...................................................4.1(h)
Company Order........................................................4.1(h)
Company Permits......................................................4.1(g)
Company SEC Documents................................................4.1(d)
Common Share Option.................................................6.12(a)
Company Stockholder Approval....................................4.1(c)(iii)
Confidential IP Information......................................4.1(q)(vi)
Confidentiality Agreement............................................6.1(c)
Constituent Corporations................................................2.1
Continuing Director..................................................1.4(a)
D&O Insurance........................................................6.5(c)
DGCL....................................................................1.3
Dissenting Shares.......................................................3.6
Effective Time..........................................................2.3
Employee Benefit Plans............................................4.1(k)(i)
Environmental Laws................................................4.1(r)(i)
ERISA.............................................................4.1(k)(i)
ERISA Affiliate...................................................4.1(k)(i)
Exchange Act.........................................................1.1(a)
Financial Advisor.......................................................1.3
FTC..................................................................6.9(a)
Funding Date........................................................6.11(a)
Gains and Transfer Taxes........................................4.1(c)(iii)
GAAP.................................................................4.1(d)
Governmental Entity.............................................4.1(c)(iii)
HSR Act.........................................................4.1(c)(iii)
Indemnified Parties..................................................6.5(b)

Term                                                                Section
----                                                                -------
Injunction...........................................................7.1(c)
Intangible Rights.................................................4.1(q)(i)
IRS..............................................................4.1(i)(ix)
Laws.............................................................4.1(c)(ii)
Licensed Software...............................................4.1(q)(iii)
Liens............................................................4.1(c)(ii)
Material Adverse Effect..............................................4.1(a)
Maximum Premium......................................................6.5(c)
Meeting Date.........................................................4.1(e)
Merger.............................................................Recitals
Merger Consideration.................................................3.2(a)
Minimum Condition................................................1.1(b)(ii)
Notice Date.........................................................6.12(b)
Offer..............................................................Recitals
Offer Consideration..................................................1.1(a)
Offer Documents.........................................................1.2
Offer Termination Date.......................................1.1(b)(iii)(B)
on a fully-diluted basis.........................................1.1(b)(ii)
Option Consideration.................................................3.5(a)
Optioned Common Shares..............................................6.12(a)
Options..............................................................3.5(a)
Owned Software...................................................4.1(q)(ii)
Parent.............................................................Preamble
Paying Agent.........................................................3.3(a)
Payment Fund.........................................................3.3(a)
Per Common Share Price..............................................6.12(a)
Permitted Encumbrances............................................4.1(q)(i)
Promissory Note......................................................6.3(b)
Proxy Statement.................................................4.1(c)(iii)
Representative..........................................................6.2
Violation........................................................4.1(c)(ii)
Schedule 14D-9..........................................................1.3
Schedule TO.............................................................1.2
SEC..........................................................1.1(b)(iii)(A)
Securities Act.......................................................4.1(d)
Shares.............................................................Recitals
Stock Option Plan....................................................3.5(a)
Stockholder Agreements.............................................Recitals
Sub................................................................Preamble
Subsidiary...........................................................3.1(b)
Surviving Corporation...................................................2.1
Tax..............................................................4.1(i)(xi)
Tax Return.......................................................4.1(i)(xi)
Taxes............................................................4.1(i)(xi)
Transaction Documents...................................................1.3
Vested Option........................................................3.5(a)
Violation........................................................4.1(c)(ii)

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of January 3, 2001 (this "Agreement"), is made and entered into by and among Hotel Reservations Network, Inc., a Delaware corporation ("Parent"), Wonsub, Inc., a Delaware corporation and a wholly owned Subsidiary (as defined in Section 3.1(b)) of Parent ("Sub"), and TravelNow.com Inc., a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, the respective Boards of Directors of Sub and the Company have unanimously approved this Agreement pursuant to which Parent will acquire the Company by means of the Offer (as defined below) and the merger (the "Merger") of Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, to effectuate the Merger, Parent and the Company each desire that Sub commence a cash tender offer to purchase (the "Offer") all of the outstanding shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") upon the terms and subject to the conditions set forth in this Agreement and the Offer Documents (as defined in Section 1.2), and the Board of Directors of the Company has approved the Offer and agreed, subject to the terms and conditions hereof, to recommend to the stockholders of the Company that they accept the Offer and tender their Shares pursuant thereto (shares of Company Common Stock are herein sometimes referred to as the "Shares");

         WHEREAS, Parent and Sub are unwilling to enter into this Agreement (and effect the transactions contemplated hereby) unless, contemporaneously with the execution and delivery hereof, the Company and each of [INSERT NAMES OF INDIVIDUAL STOCKHOLDERS] enter into Stockholder Agreements substantially in the form of Exhibit A hereto (the "Stockholder Agreements") and, in order to induce Parent and Sub to enter into this Agreement, such persons are executing and delivering concurrently herewith the Stockholder Agreements; and

         WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the consummation thereof;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                 THE OFFER; APPROVALS OF THE BOARD OF DIRECTORS
                                AND STOCKHOLDERS

         1.1. THE OFFER

                  (a) Provided that this Agreement shall not have been terminated in accordance with Article 8 and that none of the events set forth in Exhibit B hereto shall have occurred and be continuing, as promptly as practicable (but in any event not later than ten business days after the public announcement of the execution and delivery of this Agreement), Sub shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer for all outstanding Shares at a cash price of $4.16 per Share, net to the holder in cash (the "Offer Consideration"). The obligation of Parent and Sub to commence the Offer, consummate the Offer, accept for payment and pay for Shares tendered in the Offer and not withdrawn shall be subject only to those conditions set forth in Exhibit B hereto.

                  (b) Parent and Sub expressly reserve the right to amend or modify the terms of the Offer at any time prior to acceptance of Shares for payment pursuant to the Offer, except that, without the prior written consent of the Company (which consent may be withheld in the Company's sole discretion), Sub shall not (and Parent shall cause Sub not to):

                           (i) decrease the Offer Consideration, change the form of the Offer Consideration or decrease the number of Shares sought pursuant to the Offer,

                           (ii) amend or waive the condition that there shall be validly tendered and not withdrawn prior to the time the Offer expires a number of Shares which, together with the shares of Company Common Stock then owned by Parent and Sub, constitutes a majority of the Shares outstanding on a fully-diluted basis on the date of purchase (the "Minimum Condition") ("on a fully-diluted basis" meaning, as of any date, the number of Shares outstanding, together with the shares of Company Common Stock, if any, which the Company may be required to issue, now or in the future, including, without limitation, shares of Company Common Stock issuable pursuant to options (including, without limitation, the Options (as defined in Section 3.5)), warrants or other rights), or

                           (iii) extend the expiration date of the Offer, which shall initially be not less than 20 business days (as defined in Rule 14d-1 under the Exchange Act) after the date the Offer is commenced; provided, however, that Sub may extend the expiration date of the
         Offer:

                                    (A) as required by any rule, regulation or
                  interpretation of the United States Securities and Exchange Commission (the "SEC");

                                    (B) in the event that any condition to the
                  Offer is not satisfied as of the scheduled expiration date thereof, for such periods for up to five (5) business days at a time (or such longer period as shall be approved by the Company) as Sub may reasonably deem necessary, but, except as provided in clause (C) below, in no event may the Offer be extended to a date later than the date (the "Offer Termination Date") that is 90 days from the date of this Agreement (provided that, in the event that any condition to the Offer is not satisfied as of the scheduled expiration date thereof, Sub shall extend the expiration date of the Offer at the request of the Company for up to five (5) business days at a time (or such longer period as shall be mutually agreed) until the earlier of the acceptance for payment of any Shares pursuant to the Offer or 60 calendar days after the commencement of the Offer; provided that such extension shall not be required if in the reasonable judgment of Sub, any such condition is incapable of being satisfied prior to the expiration of such 60 calendar day period);

                                    (C) notwithstanding the foregoing, beyond
                  the Offer Termination Date (1) in connection with an increase in the consideration to be paid pursuant to the Offer so as to comply with the applicable rules and regulations of the SEC, and (2) for up to a period not to exceed the period which ends on the 15th business day after the date that either (w) the Company shall have publicly announced the receipt of an Acquisition Proposal (as defined in Section 6.2) in the event such announcement is made less than ten business days prior to the Offer Termination Date, (x) the Company publicly announces its reaffirmation of its approval or recommendation of the Offer following the public announcement of the receipt of any Acquisition Proposal in the event that such reaffirmation or announcement is made less than ten business days prior to the Offer Termination Date, (y) the Board of Directors of the Company shall have withdrawn or adversely modified, or taken a public position materially inconsistent with, its approval or recommendation of the Offer, the Merger or this Agreement at any time within ten business days prior to the Offer Termination Date or (z) any notice is given by the Company in accordance with clause (ii) of Section 8.1(h) if such notice is made less than 15 business days prior to the Offer Termination Date;

                           (iv) amend the terms of the Offer in any manner that is adverse to the holders of Shares; or

                           (v) impose any condition to the Offer in addition to those set forth in Exhibit B.

                  (c) Notwithstanding the foregoing, without the consent of the Company, Sub may (and Parent may cause Sub to) make available a subsequent offering period (within the meaning of Rule 14d-11 under the Exchange Act) by extending the Offer on one occasion for up to 20 business days if on the expiration date, the Shares validly tendered and not withdrawn pursuant to the Offer equal less than ninety percent (90%) of the outstanding shares on a fully diluted basis notwithstanding that all the conditions to the Offer have been satisfied. If Sub makes available (or Parent causes Sub to make available) such a subsequent offering period, Sub shall irrevocably waive satisfaction of any of the conditions to the Offer (other than in the case of paragraph 3 of Exhibit B hereto (i) the occurrence of any injunction, proceeding, action, suit or litigation by any Governmental Entity seeking to make illegal or prohibit the consummation of the Offer or (ii) the promulgation, enactment or enforcement of any Law that makes illegal or prohibits the consummation of the Offer) that subsequently may not be satisfied during any such subsequent offering period.

                  Except as set forth above, Sub may waive any other condition to the Offer in its sole discretion. Assuming the prior satisfaction or waiver of the conditions to the Offer, Sub shall accept for payment, and pay for, in accordance with the terms of the Offer, all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration date thereof. The Company will not tender into the Offer any Shares beneficially owned by it.

         1.2. OFFER DOCUMENTS. On the date of commencement of the Offer, Parent and Sub shall file or cause to be filed with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain or shall incorporate by reference the offer to purchase, related letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). The Offer Documents (a) shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and any other applicable law and (b) shall conform in all material respects with the requirements of the Exchange Act and any other applicable law. Notwithstanding the foregoing, no agreement or representation hereby is made or shall be made by Parent or Sub with respect to information supplied by the Company expressly for inclusion in, or with respect to Company information derived from the Company's public SEC filings that is included or incorporated by reference in, the Offer Documents. Each of Parent, Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and Parent and Sub shall take all lawful action necessary to cause the Offer Documents as so corrected to be filed promptly with the SEC and to be disseminated to holders of Company Common Stock, in each case as and to the extent required by applicable law. In conducting the Offer, Parent and Sub shall comply in all material respects with the Exchange Act and any other applicable law. The Company and its counsel shall be given reasonable opportunity to review and comment on the Offer Documents and any amendments or supplements thereto (and shall provide any comments thereon as soon as practicable) prior to either the filing thereof with the SEC or dissemination to the stockholders of the Company, as the case may be. Parent and Sub shall provide the Company and its counsel any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments. To the extent practicable, the Company and its counsel shall also be given reasonable opportunity to review and comment on correspondence with the SEC concerning the Offer Documents prior to the delivery thereof to the SEC.

         1.3. COMPANY ACTIONS. The Company hereby represents that (a) its Board of Directors (at a meeting duly called and held) has unanimously (i) determined that this Agreement and the Stockholder Agreements (collectively, the "Transaction Documents") and the transactions contemplated hereby or thereby, including the Offer and the Merger provided for by this Agreement, are fair to and in the best interests of the Company and the holders of Company

Common Stock, (ii) approved the execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby, including the Offer and the Merger provided for by this Agreement, such approval constituting approval of the foregoing for purposes of
Section 203 of the Delaware General Corporation Law, as amended (the "DGCL"), thereby making the proscription contained in Section 203(a) of the DGCL inapplicable to such transactions, and (iii) resolved, subject to Section 6.2 hereof, to recommend (A) acceptance of the Offer and (B) adoption of this Agreement by the holders of Company Common Stock, if such adoption is required by law; and (b) Legg Mason Wood Walker, Incorporated (the "Financial Advisor"), has delivered to the Board of Directors of the Company its opinion that, as of the date of such opinion and based upon and subject to the matters set forth therein, the Offer Consideration to be received by the holders of Company Common Stock in the Offer and the Merger Consideration (as defined in Section 3.2) to be received by the holders of the Company Common Stock in the Merger are fair, from a financial point of view, to such holders. The Company hereby consents to the inclusion in the Offer Documents of the recommendation referred to in this
Section 1.3. Subject to Section 6.2 hereof, the Company hereby agrees to file with the SEC, concurrently with the commencement of the Offer or as promptly thereafter as practicable, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing such recommendations of the Board of Directors of the Company in favor of the Offer and the Merger and otherwise complying with Rule 14d-9 under the Exchange Act and to cause the Schedule 14D-9 to be mailed to the stockholders of the Company promptly after commencement of the Offer and at the same time the Offer Documents are first mailed to the stockholders of the Company. The Schedule 14D-9 shall comply in all material respects with the Exchange Act and any other applicable law and shall contain (or shall be amended in a timely manner to contain) all information that is required to be included therein in accordance with the Exchange Act and the rules and regulations promulgated thereunder and any other applicable law. Notwithstanding the foregoing, no agreement or representation hereby is made or shall be made by the Company with respect to information provided by Parent, Sub or their affiliates. Each of the Company, Parent and Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Company shall take all lawful action necessary to cause the Schedule 14D-9 as so corrected to be promptly filed with the SEC and disseminated to the holders of Company Common Stock, in each case as and to the extent required by applicable law. Parent, Sub and their counsel shall be given an opportunity to review and comment on the
Schedule 14D-9 and any amendments thereto (and shall provide any comments thereon as soon as practicable) prior to the filing thereof with the SEC. The Company will provide Parent and Sub and their counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the
Schedule 14D-9 promptly after receipt of such comments. To the extent practicable, Parent, Sub and their counsel shall also be given reasonable opportunity to review and comment on correspondence with the SEC concerning the
Schedule 14D-9 prior to the delivery thereof to the SEC. In connection with the Offer, the Company shall promptly furnish, or cause its transfer agent to furnish, Sub with mailing labels, security position listings and all available listings or computer files containing the names and addresses of the record holders of the Company Common Stock as of the latest practicable date and shall furnish, or cause its transfer agent to furnish, Sub with such information and assistance (including updated lists of stockholders, mailing labels and lists of security positions) as Sub or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Company Common Stock. Subject to the requirements of applicable law and stock exchange rules, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent, Sub and their affiliates shall hold in confidence the information contained in such labels and lists, shall use such information only in connection with the Offer and the Merger provided for by this Agreement, and, if this Agreement is terminated for any reason, shall deliver promptly to the Company all copies of such information then in their possession or control. In connection with the Offer, the Company will furnish Parent with such information (which will be treated and held in confidence by Parent) and assistance as Parent or its officers, employees, accountants, counsel and other representatives may reasonably request in connection with the preparation of the Offer and communicating the Offer to the record and beneficial holders of shares of Company Common Stock.

         1.4. DIRECTORS.

                  (a) Upon the purchase by Sub pursuant to the Offer of such number of Shares which represents a majority of the outstanding shares of Company Common Stock (on a fully diluted basis), and from time to time thereafter, the parties hereto agree to cause to be elected to the Board of Directors of the Company such number of directors designated by Sub, rounded up to the next whole number (but in no event more than two less than the total number of directors on the Board of Directors of the Company, as such number may be increased as provided herein), as will give Sub, subject to compliance with
Section 14(f) of the Exchange Act, representation on the Board of Directors of the Company equal to the product of (i) the number of directors on the Board of Directors of the Company (giving effect to any increase in the number of directors pursuant to this Section 1.4) and (ii) the percentage (the "Board Percentage") that such number of Shares so purchased bears to the aggregate number of Shares outstanding and the Company shall, upon request by Sub and subject to applicable law, promptly satisfy the Board Percentage by (A) increasing the size of the Board of Directors of the Company or (B) using its reasonable efforts to secure the resignations of such number of directors as is necessary to enable Sub's designees to be elected to the Board of Directors of the Company and shall cause Sub's designees promptly to be so elected, provided that no such action shall be taken which would result in there being, prior to the consummation of the Merger, less than two directors of the Company who are Continuing Directors (as defined below), except to the extent that all Continuing Directors have resigned. At such times, if requested by Sub, the Company will use its best efforts to cause each committee of the Board of Directors of the Company to include persons designated by Sub constituting the Board Percentage of such committee. The Company shall promptly amend, or cause to be amended, its by-laws, if necessary, to increase the size of the Board of Directors of the Company if such increase is required to satisfy the Board Percentage pursuant to this Section l.4. At the request of Sub, the Company shall take, at the Company's expense, any lawful action necessary to effect any such election, including, without limitation, mailing to its stockholders the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder (provided that Sub has provided the information described in the following sentence), unless such information has previously been provided to the Company's stockholders in the Schedule 14D-9. Sub will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, directors and affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The term "Continuing Director" shall mean (1) each member of the Board of Directors immediately prior to the acceptance for payment of Shares tendered pursuant to the Offer or (2) any director elected or appointed to fill any vacancy or newly created directorship after the date hereof who is (x) recommended or elected, as the case may be, by a majority of the Continuing Directors then on the Board of Directors and (y) not affiliated with, and not a designee or nominee of, Parent or Sub.

                  (b) Following the election or appointment of Sub's designees pursuant to this Section 1.4 and prior to the Effective Time (as defined in Section 2.3) of the Merger, the approval of a majority of the Continuing Directors shall be required to authorize any termination of this Agreement by the Company, any consent or agreement by the Company to such termination, any amendment of this Agreement requiring action of the Board of Directors of the Company, any extension of time for the performance of any of the obligations or other acts of Parent or Sub under this Agreement, any waiver of compliance with any of the agreements or conditions under this Agreement for the benefit of the Company or the holders of Company Common Stock, and any action to seek to enforce any obligation of Parent or Sub under this Agreement. In connection therewith, the Continuing Directors shall be authorized, on behalf of and at the expense of the Company, to retain financial and legal advisors.

         1.5. SUB STOCKHOLDER APPROVAL. Parent, in its capacity as the sole stockholder of Sub, by its execution hereof, approves and adopts this Agreement and the transactions contemplated hereby.

         1.6. FUNDING. Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to purchase any Shares that Sub becomes obligated to purchase pursuant to the Offer.

                                   ARTICLE 2

                                   THE MERGER

         2.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 2.3). At the Effective Time, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation and a direct wholly owned Subsidiary of Parent (Sub and the Company are sometimes hereinafter referred to as the "Constituent Corporations" and, as the context requires, the Company is sometimes hereinafter referred to as the "Surviving Corporation") and shall continue under the name "_________________."

         2.2. CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in
Article 7, the closing of the Merger (the "Closing") shall take place at 9:00 a.m., Central Standard Time, as promptly as practical (but in no event later than the second business day) after satisfaction and/or waiver of all of the conditions set forth in Section 7.1 (the "Closing Date"), at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Dallas, Texas 75201, unless another date, time or place is agreed to in writing by the parties hereto.

         2.3. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, as provided in the DGCL, as soon as practicable after the Closing. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger as the Company and Sub shall agree (the "Effective Time").

         2.4. EFFECTS OF THE MERGER.

                  (a) The Merger shall have the effects as set forth in the applicable provisions of the DGCL.

                  (b) The directors and officers of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                  (c) The certificate of incorporation of Sub shall be the certificate of incorporation (the "Certificate of Incorporation") of the Surviving Corporation until thereafter amended as provided by applicable law.

                  (d) The by-laws of Sub shall be the by-laws (the "By-laws") of the Surviving Corporation until thereafter amended as provided by applicable law, the Certificate of Incorporation or the By-laws.

                                   ARTICLE 3

                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
           THE CONSTITUENT CORPORATIONS; EXCHANGE OF THE CERTIFICATES

         3.1. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Company Common Stock or any holder of shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each share of the capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock. Each share of Company Common Stock and all other shares of capital stock of the Company that are owned, directly or indirectly, by the Company, or by Parent or Sub or any other wholly owned Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor. As used in this Agreement, the word "Subsidiary," with respect to any party, means any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner; (ii) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, joint venture or other organization is held by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries; or (iii) at least 50% of the equity, other securities or other interests is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

         3.2. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of the Company Common Stock:

                  (a) Subject to the other provisions of this Section 3.2, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares of Company Common Stock canceled pursuant to
Section 3.1(b) and Dissenting Shares (as defined in Section 3.6)) shall be converted into the right to receive an amount in cash equal to the Offer Consideration, or such higher price, if any, as is paid in the Offer (the "Merger Consideration"), payable to the holder thereof in cash, without any interest thereon, less any required withholding taxes, upon surrender and exchange of the Certificate (as defined in Section 3.3) representing such share of Company Common Stock pursuant to the terms hereof.

                  (b) All such shares of Company Common Stock, when converted as provided in Section 3.2(a), no longer shall be outstanding and shall automatically be canceled and shall cease to exist, and each Certificate (as defined below) previously evidencing such shares of Company Common Stock shall thereafter represent only the right to receive the Merger Consideration. The holders of Certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by law and, upon the surrender of Certificates in accordance with the provisions of
Section 3.3, shall only have the right to receive for such shares the Merger Consideration, less any required withholding taxes, without any interest thereon. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, with the aggregate Merger Consideration payable to each stockholder in such case being rounded to the nearest penny.

         3.3. PAYMENT FOR SHARES.

                  (a) Paying Agent. Prior to the Effective Time, Parent shall appoint a United States bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of funds in amounts and at times necessary for the payment of the Merger Consideration, and immediately following the Effective Time Parent shall contribute the funds in amounts and at times necessary for the payment of the Merger Consideration to the

Surviving Corporation and shall cause the Surviving Corporation to deposit funds in amounts and at times necessary for the payment of the Merger Consideration so contributed with the Paying Agent in a separate fund (the "Payment Fund") established for the benefit of the holders of Certificates, for payment in accordance with this Article 3, through the Paying Agent, and such contribution by Parent and payment by the Surviving Corporation shall be in immediately available funds in amounts necessary to make the payments pursuant to Section 3.2 and this Section 3.3. The Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration out of the Payment Fund.

                  If for any reason the Payment Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock shall be entitled under this Section 3.3, Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

                  (b) Payment Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall instruct the Paying Agent to mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, evidenced outstanding shares of Company Common Stock (the "Certificates") (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as the Surviving Corporation reasonably may specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, or an "agent's message" in the case of a book entry transfer, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in respect thereof cash in an amount equal to the product of (A) the number of shares of Company Common Stock formerly represented by such Certificate and (B) the Merger Consideration, less any required withholding taxes, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If any holder of a Certificate shall be unable to surrender such holder's Certificates because such Certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.3(b), each Certificate converted into the right to receive cash pursuant to Section 3.2(a) hereof shall be deemed at any time after the Effective Time to represent for all purposes only the right to receive the Merger Consideration.

                  (c) Termination of Payment Fund; Interest. Any portion of the Payment Fund which remains undistributed to the holders of Company Common Stock for 180 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article 3 and the instructions set forth in the letter of transmittal mailed to such holder after the Effective Time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration to which they are entitled. All interest accrued in respect of the Payment Fund shall inure to the benefit of and be paid to the Surviving Corporation.

                  (d) No Liability. None of Parent, the Company or the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         3.4. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Paying Agent or Parent for any reason, except notation thereon that a stockholder has elected to exercise his rights to appraisal pursuant to the DGCL, shall be converted into the right to receive cash pursuant to Section 3.2(a) hereof.

         3.5. STOCK OPTION PLANS.

                  (a) Cancellation of Options. At the Effective Time, each then outstanding option (the "Options") to purchase or acquire shares of Company Common Stock, whether or not issued under the Company's 2000 Omnibus Stock Incentive Plan (the "Stock Option Plan"), and whether or not then exercisable or vested, shall be canceled and as to any such Options which are according to their terms vested and exercisable as of the Effective Time ("Vested Option"), the cancellation of such Vested Options shall represent the right to receive the following consideration in settlement thereof: for each share of Company Common Stock subject to such Vested Option an amount (subject to any applicable withholding tax) in cash equal to the difference between the Merger Consideration and the per share exercise price of such Vested Option to the extent such difference is a positive number (such amount in cash as described above being hereinafter referred to as the "Option Consideration"); provided, however, that with respect to any person subject to Section 16(a) of the Exchange Act, any such Option Consideration shall not be payable until the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act, but shall be paid as soon as practicable thereafter.

                  (b) Termination of Rights. The surrender of a Vested Option to the Company in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Vested Option. Prior to the expiration of the Offer, the Company shall use its best efforts to take all action necessary (including causing the Board of Directors of the Company (or any committees thereof) to take such actions as are allowed by the Stock Option Plan or any option agreements) to ensure that, following the Effective Time, no Option holder shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any Subsidiary thereof. All Options other than Vested Options expire at the Effective Time according to the terms of such option agreements or the Stock Option Plan.

         3.6. DISSENTING SHARES. Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded appraisal for such shares in accordance with
Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262 of the DGCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares of Company Common Stock under such Section 262 of the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, less any required withholding taxes, the Merger Consideration upon surrender in the manner provided in Section 3.3 of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such shares of Company Common Stock.

         3.7. STOCKHOLDER AGREEMENTS. Notwithstanding any provision contained herein to the contrary, the provisions of Sections 1.1, 3.2 and 3.5 (including, without limitation, provisions related to the Offer Consideration, the Merger Consideration and Option Consideration payable to holders of Shares and Options, respectively) insofar as they relate to amounts payable to the holder that is party to the Stockholder Agreements, shall be subject to Section 4 of the Stockholder Agreements in the form attached as Exhibit A.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         4.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent and Sub as follows (such representations and warranties being deemed to be made on a continuous basis until the Effective
Time):

                  (a) Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect (as defined below). The Company has heretofore made available to Parent complete and correct copies of the certificate of incorporation and by-laws of the Company. As used in this Agreement, a "Material Adverse Effect" shall mean any result, occurrence, fact, change, event or effect, whether or not foreseeable or known as of the date of this Agreement or covered by insurance (other than a change or effect arising as a result of this Agreement, the transactions contemplated hereby, or the identity of Parent or Sub), that, individually or in the aggregate with any such other results, occurrences, facts, changes, events or effects, is or, in Parent's reasonable judgment, could be expected to (a) be (whether or not such result, occurrence, fact, change, event or effect has, during the period or at the time in question, manifested itself in the Company's historical financial statements) materially adverse to the historical or near-term or long-term projected (i) business, (ii) operations, licenses, permits, rights or privileges, (iii) assets, (iv) liabilities, (v) financial condition, (vi) results of operations or (vii) capitalization, in each case, of the Company, (b) materially impair the ability of the Company to perform its obligations under any of the Transaction Documents or (c) prevent the consummation of any of the transactions contemplated thereby. The Company has no Subsidiaries, and has never had any Subsidiaries that were material to its business.

                  (b) Capital Structure.

                           (i) The Company. The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $.01 per share. As of the date of this Agreement, 10,873,159 shares of Company Common Stock are issued, all of which are outstanding. There are no shares of preferred stock outstanding. Except as set forth on Schedule 4.1(b), no bonds, debentures, notes or other instruments or evidence of indebtedness of the Company ("Company Debt") are issued or outstanding. Except as set forth on Schedule 4.1(b), (A) there are no outstanding securities convertible into, or exchangeable or exercisable for, shares of capital stock or other securities of the Company and (B) there are no calls, rights (including, without limitation, preemptive rights), commitments or agreements (including, without limitation, employment, termination and similar agreements) to which the Company is a party or by which it is bound, in any case obligating the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, any securities of the Company, including, without limitation, shares of capital stock, or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Set forth on Schedule 4.1(b) is a list of all of the Options outstanding on the date hereof and the number of shares of Company Common Stock and exercise prices relating thereto. No Shares are held by the Company. All outstanding Shares are validly issued, fully paid and nonassessable and are not subject to, and have not been issued in violation of, preemptive or other similar rights.

                           (ii) Voting of Shares. Except as set forth in the Transaction Documents or as set forth on Schedule 4.1(b), there are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company which will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company with respect to this Agreement.

                  (c) Authority; No Violations; Consents and Approvals.

                           (i) The Company has all requisite corporate power and authority to enter into the Transaction Documents and, subject to, if required by applicable law with respect to the consummation of the Merger, the Company Stockholder Approval (as defined in Section 4.1(c)(iii)), to consummate the transactions contemplated by the Transaction Documents. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, if required by applicable law with respect to the consummation of the Merger, to the Company Stockholder Approval. The Transaction Documents have been duly executed and delivered by the Company and, subject, if required by applicable law with respect to the consummation of the Merger, to the Company Stockholder Approval, and assuming that each of the Transaction Documents to which Parent or Sub is a party constitutes the valid and binding agreement of Parent or Sub, constitute valid and binding obligations of the Company enforceable in accordance with their respective terms and conditions except that the enforcement thereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           (ii) Except as set forth on Schedule 4.1(c), the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby by the Company will not (A) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any material obligation or the loss of a material benefit under, or the creation of a mortgage, pledge, lien, claim, charge, security interest, restriction, tenancy, other possessory interest, conditional sales obligation or other encumbrance of any kind (collectively, "Liens"), or right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Violation"), pursuant to any provision of the certificate of incorporation or by-laws of the Company or (B) except as to which requisite waivers or consents have been obtained, assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (iii) of this
         Section 4.1(c) are duly and timely obtained or made, and assuming, if required by applicable law with respect to the consummation of the Merger, the Company Stockholder Approval has been obtained, result in any Violation of (1) any loan or credit agreement, note, mortgage, deed of trust, indenture, lease, employee benefit plan, Company Permit (as defined in Section 4.1(g)), or any other agreement, obligation, instrument, concession, franchise or license or (2) any judgment, order, decree, statute, law, ordinance, rule, regulation, writ or injunction (collectively, "Laws") applicable to the Company or its properties or assets, except in the case of clauses (1) and (2) for any Violations that, individually or in the aggregate, would not have a Material Adverse Effect. The Board of Directors of the Company has taken all actions necessary under the DGCL, including approving the transactions contemplated by the Transaction Documents, to ensure that the restrictions on Business Combinations

         (as defined in Section 203 of the DGCL) do not, and will not, apply to the transactions contemplated hereby if consummated in accordance with the terms hereof.

                           (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of any of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated thereby, except for (A) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period thereunder; (B) the filing with the SEC of (1) if required by applicable law with respect to consummation of the Merger, a proxy statement or information statement in definitive form for distribution to the stockholders of the Company in advance of the meeting, if any, of the holders of Company Common Stock to adopt this Agreement in accordance with Regulation 14A or Regulation l4C promulgated under the Exchange Act (such proxy statement or information statement as amended or supplemented from time to time being hereinafter referred to as the "Proxy Statement"), (2) the Schedule 14D-9 in connection with the Offer, and (3) such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company does business; (D) such filings and approvals as may be required by any applicable state takeover, securities or "blue sky" laws; (E) such filings in connection with any state or local tax which is attributable to the beneficial ownership of the Company's real property, if any (collectively, the "Gains and Transfer Taxes"); (F) such other filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement; (G) if required by applicable law with respect to consummation of the Merger, the adoption of this Agreement by the holders of a majority of the outstanding Shares ("Company Stockholder Approval"); and (H) such other consents, approvals, orders, authorizations, registrations, declarations, filings, notices or permits the failure of which to be obtained or made would not have a Material Adverse Effect.

                  (d) Disclosure Documents. Set forth on Schedule 4.1(d) is a list of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 1998, and prior to the date of this Agreement (the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date, true and complete copies of which the Company has made available to Parent. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present, in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to year-end audit adjustments, as permitted by Rule 10-01, and any other adjustments described therein), the financial position of the Company as of their respective dates and the results of operations and the cash flows of the Company for the periods presented therein. The unaudited financial statements of the Company for the two-month period ended November 30, 2000 (copies of which have been provided to Parent) were prepared in accordance with GAAP (except that there is no comparable period data included) applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly present, in accordance with applicable requirements of GAAP (subject to year-end audit adjustments, as would be permitted by Rule 10-01, and any other adjustments described therein), the financial position of the Company as of November 30, 2000, and the results of operations of the Company for the period presented therein.

                  (e) Information Supplied. None of the information supplied or to be supplied by the Company in writing specifically for inclusion or incorporation by reference in (i) any of the Offer Documents will, at the time the Offer Documents are first published, sent or given to holders of Company Common Stock, and at any time they are amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement, if any, will contain, on the date it is first mailed to the holders of the Company Common Stock or at the date of the related stockholders' meeting (the "Meeting Date"), any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the expiration or termination of the Offer, the acceptance for payment of Shares pursuant to the Offer or the Meeting Date (if applicable), any event with respect to the Company, or with respect to information supplied by the Company specifically for inclusion in the Offer Documents or the Proxy Statement, as applicable, shall occur which is required to be described in an amendment of, or supplement to, such document, such event shall be so described by the Company and furnished to Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein, insofar as it relates to the Company or other information supplied by the Company specifically for inclusion therein, will comply as to form, in all material respects, with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, and each such document required to be filed with any Governmental Entity other than the SEC will comply in all material respects with the provisions of applicable law as to the information required to be contained therein. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the information supplied or to be supplied by Parent or Sub for inclusion in the Offer Documents or the Proxy Statement.

                  (f) No Default. Except (i) as may result from the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby (which is subject to Section 4.1(c)(ii)) or
(ii) as set forth on Schedule 4.1(f), no Violation exists (and no event has occurred which, with notice or the lapse of time or both, would constitute a Violation) of any term, condition or provision of (A) the certificate of incorporation or by-laws of the Company, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which the Company is now a party or by which the Company or any of its properties or assets is bound or (C) any Law applicable to the Company, except in the case of (B) and (C) for Violations which, in the aggregate, would not have a Material Adverse Effect.

                  (g) Compliance with Applicable Laws. The Company holds all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Company Permits") and is in compliance with the terms thereof, except where the failure to hold any such Company Permits would not, individually or in the aggregate, have a Material Adverse Effect. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company is pending or, to the knowledge of the Company, has been threatened which would have a Material Adverse Effect.

                  (h) Litigation. Except as set forth on Schedule 4.1(h), there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company ("Company Litigation") the loss of which would have a Material Adverse Effect, nor is there any material judgment, decree, unfunded settlement, conciliation agreement, letter of deficiency, award, temporary restraining order, injunction, rule or order of any Governmental Entity or arbitrator outstanding or, to the knowledge of the Company, pending or threatened, against the Company ("Company Order") that would have a Material Adverse Effect. In addition, except as expressly set forth on Schedule 4.1(h) as having such effect, none of the claims and judgments pending or, to the knowledge of the Company, threatened pursuant to all Company Litigation and Company Orders, would, individually or in the aggregate, have a Material Adverse Effect.

                  (i) Taxes. Except as set forth on Schedule 4.1(i) hereto:

                           (i) All material Tax Returns required to be filed by or with respect to the Company, and any affiliated, consolidated, combined, unitary or similar group of which the Company is or was a member, have been duly and timely filed (taking into account all valid extensions of filing dates), and all such Tax Returns are true, correct and complete in all material respects. The Company, and any affiliated, consolidated, combined, unitary or similar group of which the Company is or was a member, has duly and timely paid (or there has been paid on its behalf) all material Taxes that are due, except for Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the Company's unaudited financial statements for the quarter ended September 30, 2000, in accordance with GAAP. With respect to any period for which Taxes are not yet due with respect to the Company, and any affiliated, consolidated, combined, unitary or similar group of which the Company is or was a member, the Company has made due and sufficient current accruals for such Taxes in accordance with GAAP in the most recent financial statements contained in the

         Company SEC Documents. The Company has withheld and paid all material Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor, stockholder or other third party.

                           (ii) Correct and complete copies of all federal, state, local and foreign income Tax Returns filed by the Company since December 31, 1998, have been delivered to Parent.

                           (iii) There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, material Taxes due from or with respect to the Company or any affiliated, consolidated, combined, unitary or similar group of which the Company is or was a member, for any taxable period. No audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending in regard to any material Taxes due from or with respect to the Company or any material Tax Return filed by or with respect to the Company, or any affiliated, consolidated, combined, unitary or similar group of which the Company is or was a member, other than normal and routine audits by nonfederal governmental authorities. All material deficiencies of Taxes assessed by any applicable taxing authority have been paid, fully settled or adequately provided for in the financial statements contained in the Company SEC Documents. No taxing authority has asserted or threatened to assert any deficiency or assessment, or proposed (formally or informally) any adjustment, for any Taxes against the Company, and the officers and directors (and employees responsible for Tax matters) of the Company do not know of any audit or investigation by any taxing authority with respect to any Tax liability of the Company.

                           (iv) No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company or any of its assets. The Company has not agreed to make any material adjustment pursuant to
         Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Company which will or would reasonably cause the Company to include any material adjustment in taxable income for any taxable period (or portion thereof) ending after the date of consummation of the Offer.

                           (v) The Company is not a party to, is not bound by, nor has it any obligation under, any Tax sharing agreement, Tax allocation agreement or similar contract, agreement or arrangement. The Company is not subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income Tax purposes.

                           (vi) Except as set forth on Schedule 4.1(i), the Company has made no payments, is not obligated to make any payments nor is it a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under
         Section 280G or Section 162(m) of the Code.

                           (vii) The Company is not, nor has it has been a United States real property holding corporation within the meaning of
         Section 897(c)(2) of the Code during the applicable period specified in
         Section 897(c)(1)(A)(ii).

                           (viii) There are no requests for rulings from any taxing authority for information with respect to Taxes of the Company and, to the knowledge of the Company, no material reassessments (for property or ad valorem Tax purposes) of any assets or any property owned or leased by the Company have been proposed.

                           (ix) The Company has not executed or entered into with the Internal Revenue Service ("IRS"), or any taxing authority, a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits for, the Company for any taxable period ending after the Closing Date.

                           (x) None of the property of the Company is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of Section 168(g)(5) of the Code).

                           (xi) The term "Code" shall mean the Internal Revenue Code of 1986, as amended. The term "Tax" (and, with correlative meaning, "Taxes") shall mean (A) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid by the Company, payroll, employment, excise, production, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and/or any penalty, addition to tax or additional amount imposed by any taxing authority, (B) any liability of the Company for the payment of any amounts of the type described in (A) as a result of being a member of an affiliated or consolidated group or arrangement whereby liability of the Company for the payment of such amounts was determined or taken into account with reference to the liability of any other person for any period, and (C) any liability of the Company with respect to the payment of any amounts of the type described in (A) or
         (B) as a result of any express or implied obligation to indemnify any other Person. The term "Tax Return" shall mean all returns, declarations, reports, estimates, information returns and statements required to be filed by or with respect to the Company in respect of any Taxes, including, without limitation, (x) any consolidated federal income Tax return in which the Company is included and (y) any state, local or foreign income Tax returns filed on a consolidated, combined or unitary basis (for purposes of determining tax liability) in which the Company is included.

                           (xii) There are no excess loss accounts or deferred intercompany transactions between the Company within the meaning of Treas. Reg. Sections 1.1502-19 or 1.1502-13, respectively.

                  (j) Employment Agreements. Schedule 4.1(j) contains a complete list of each management, employment, consulting or other agreement, contract or commitment, whether oral or in writing, to which the Company is a party that provides for (i) the employment of any person or providing for retention of management, executive or consulting services, or (ii) the payment or accrual of any compensation or severance upon (A) a change in control of the Company or (B) any termination of such management, employment, consulting or other relationship. All compensation earned pursuant to the foregoing, including deferred compensation, has been fully and accurately accrued for and reflected in the financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2000.

                  (k) Pension and Benefit Plans; ERISA.

                           (i) Except as disclosed on Schedule 4.1(k)(i), neither the Company nor any corporation, trade, business or entity under common control with the Company within the meaning of section 414(b), (c) or (m) of the Code or section 4001 of ERISA ("ERISA Affiliate") maintains or contributes to, nor have they maintained or contributed to, any "employee pension benefit plans" as defined in
         Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "welfare benefit plans" as defined in Section 3(l) of ERISA, or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, or vacation plans, or any other employee benefit plan, program, policy or arrangement for the benefit of any current or former directors, officers, current or former employees or independent contractors of the Company or any of its ERISA Affiliates pursuant to which it or they may be obligated to make payments or otherwise have any liability (collectively, the "Employee Benefit Plans").

                           (ii) Except as disclosed on Schedule 4.1(k)(ii), none of the "welfare benefit plans" as defined in Section 3(1) of ERISA maintained by the Company provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under sections 601 through 608 of ERISA and section 4980B of the Code, and any such welfare benefit plan may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

                           (iii) Neither the Company nor any of its ERISA Affiliates maintain or contribute to, nor have they ever maintained or contributed to, (i) any pension plan subject to Title IV of ERISA or
         Section 412 of the Code or 302 of ERISA, (ii) any "multiemployer plan" as defined in Section 3.(37) of ERISA, or (iii) any trust intended to be exempt from federal income taxes within the meaning of section 501(c)(9) of the Code.

                           (iv) With respect to all Employee Benefit Plans disclosed on Schedule 4.1(k)(i), Parent has been furnished true, correct and complete copies of related documents, including plan documents, trust agreements, insurance or group annuity contracts and each other funding or financing arrangement relating to any Employee Benefit Plan, as well as all amendments thereto. In addition, Parent has been furnished the most recent report on Form 5500 and the summary plan description for each Employee Benefit Plan which is required to file or distribute those items. For each Employee Benefit Plan that is a "top hat" plan exempt from Form 5500 filings, a copy of the requisite "top hat filing" described in Labor Regulation section 2520.104-23 has been furnished to Parent. With respect to any Employee Benefit Plan that is intended to be qualified under section 401(a) of the Code, a copy of the most recent favorable determination letter has been furnished to Parent, along with a copy of any outstanding determination letter applications for such Employee Benefit Plans. A schedule of employer expenses with respect to each Employee Benefit Plan has been furnished to Parent along with any administration agreement associated with any Employee Benefit Plan.

                           (v) To the knowledge of the Company, each Employee Benefit Plan has been administered in all material respects in accordance with its terms and the terms of any contracts relating to the Employee Benefit Plan and the Company, its ERISA Affiliates and all the Employee Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws. To the knowledge of the Company, there are no suits, proceedings or claims pending or threatened involving any Employee Benefit Plan (other than routine claims for benefits) that would reasonably be expected to have a Material Adverse Effect on the Company. All contributions required to be made to the Employee Benefit Plans pursuant to their terms and provisions and the requirements of ERISA and the Code have been made in accordance with those terms and requirements, and in a timely manner.

                           (vi) As to any Employee Benefit Plan intended to be qualified under section 401 of the Code, there has been no termination or partial termination of the Employee Benefit Plan within the meaning of Section 411(d)(3) of the Code.

                           (vii) To the knowledge of the Company, there is no matter pending (other than routine qualification determination filings) with respect to any of the Employee Benefit Plans before the Internal Revenue Service, the Department of Labor, or any other administrative agency or governmental entity.

                           (viii) Except as disclosed on Schedule 4.1(k)(viii), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require the Company to make a larger contribution to, or pay greater benefits under, any Employee Benefit Plan than it otherwise would or (B) create or give rise to any additional vested rights or service credits under any Employee Benefit Plan.

                           (ix) Neither the Company nor any ERISA Affiliate is party to any agreement, nor has it established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for the Company or any ERISA Affiliate upon termination of such services that would not be payable or provided in the absence of the consummation of the transactions contemplated by the Transaction Documents. In addition, except as disclosed on
         Schedule 4.1(k)(ix), in connection with the consummation of the transactions contemplated by the Transaction Documents, no payments have or will be made which, in the aggregate, would result in imposition of the sanctions imposed upon golden parachute payments under sections 280G and 4999 of the Code.

                  (l) Absence of Certain Changes or Events. Since September 30, 2000, except as disclosed in Schedule 4.1(l), (i) the Company has conducted its business, in all material respects, only in the ordinary course and in a manner consistent with past practice (except in connection with the negotiation and execution and delivery of this Agreement and the other Transaction Documents), and (ii) no event has occurred that would have been prohibited by the terms of
Section 5.2 had the terms of such Section been in effect as of and at all times since September 30, 2000, and there has not been any event or events (whether or not covered by insurance), individually or in the aggregate, having, or that would be reasonably expected to have, a Material Adverse Effect.

                  (m) No Undisclosed Material Liabilities. Except as set forth on Schedule 4.1(m), there are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are material to the Company, other than (i) liabilities reflected on the Company's financial statements (together with the related notes thereto) filed with the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2000 (as filed with the SEC), (ii) liabilities under this Agreement or for professional fees and expenses in connection with the transactions contemplated hereby and (iii) liabilities that have occurred in the ordinary course of business since September 30, 2000.

                  (n) Opinion of Financial Advisor. The Company has received the opinion of the Financial Advisor to the effect that, as of the date thereof, the Offer Consideration to be received by the holders of Company Common Stock in the Offer and the Merger Consideration to be received by the holders of Company Common Stock in the Merger are fair from a financial point of view to such holders, and such opinion has not been withdrawn or modified. True and complete copies of all agreements and understandings between the Company or any of its affiliates and the Financial Advisor relating to the transactions contemplated by this Agreement have been provided by the Company to Parent.

                  (o) Vote Required. Subject to the applicability of Section 253 of the DGCL, the affirmative vote or written consent of the holders of a majority of the outstanding shares of Company Common Stock is the only vote or consent of the holders of any class or series of the Company's capital stock necessary (under applicable law or otherwise) to adopt this Agreement.

                  (p) Labor Matters.

                           (i) Neither the Company nor any ERISA Affiliate is, or has ever been, subject to the terms of or bound by any collective bargaining or other labor union agreement. The Company has never had an employee strike, work stoppage, slowdown, lockout or labor union organizing activity nor, to the best of Company's knowledge, has it been subject to any threatened employee strikes, work stoppages, slowdowns or lockouts, or labor union organizing activity. Within the preceding three years, there have been no organizing activities involving the Company, representation or certification proceedings, or petitions seeking a representation proceeding or unfair labor practice charges, pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.

                           (ii) To the best knowledge of the Company, the Company is in compliance in all material respects with all laws, regulations and orders relating to employment and labor, including but not limited to all such laws, regulations and orders relating to wages and hours, collective bargaining, equal employment opportunity, affirmative action, discrimination, civil rights, employee benefits, plant closing and mass layoff, immigration, medical and family leave, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

                           (iii) As of the date hereof, there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of the Company, threatened, with respect to which any current or former director, officer, employee or agent of the Company is entitled, or has asserted he is entitled, to claim indemnification from the Company pursuant to the certificate of incorporation or by-laws of the Company, as provided in any indemnification agreement to which the Company is a party or pursuant to applicable law, that has a Material Adverse Effect.

                  (q) Intellectual Property.

                           (i) Except as set forth on Schedule 4.1(q), the Company owns or has a right to use all intellectual property currently used by the Company, including, without limitation, each trademark, trade name, domain name, patent, service mark, brand mark, brand name, database, industrial design, trade secret, technology, software, customer lists and copyright required, owned or used in connection with the operation of its businesses, including any registrations thereof and pending applications therefor, and each license or other contract relating thereto that is material to the conduct of its business (collectively, the "Company Intellectual Property"), free and clear of any and all Liens, other than Permitted Encumbrances (as defined below), except where the failure to own or have a right to use such property or such Lien, claim or encumbrance would not have a Material Adverse Effect. All material Company Intellectual Property and a listing of all names under which the Company has operated are set forth on Schedule 4.1(q). Except as set forth on Schedule 4.1(q), the use of the Company Intellectual Property by the Company does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, domain name, patent, service mark, brand mark, brand name, database, industrial design, trade secrets, technology, software, customer lists, copyright or any pending application therefor of any other person (collectively, "Intangible Rights"), and the Company does not have knowledge of any claims thereof. Except as set forth on
         Schedule 4.1(q), the use of all Company Intellectual Property will not be adversely affected by the transactions contemplated in this Agreement. As used herein the term "Permitted Encumbrances" includes, only to the extent that they do not impair in any material respect the business activities of the

         Company as currently conducted, (i) Liens for Taxes, assessments or governmental charges or levies not yet due or delinquent and being diligently contested in good faith, (ii) statutory Liens of carriers, warehousemen, mechanics, materialmen and the like arising in the ordinary course of business and for obligations not yet due and payable, (iii) easements, restrictive covenants, rights of way and other similar imperfections of title, and (iv) zoning, building and other similar restrictions.

                           (ii) Schedule 4.1(q) also lists all software owned by the Company that is currently licensed to third parties by the Company (the "Owned Software"). Except as disclosed on Schedule 4.1(q), (i) the Company has sole title to the Owned Software, free of all claims including claims or rights of employees, independent contractors, agents, consultants or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such software; (ii) the Owned Software does not contain any Licensed Software (as hereinafter defined) or any other software (other than third party operating systems), or derivatives of any of the foregoing; and (iii) the Company has the right to use, market, distribute, sublicense, modify and copy the Owned Software, free and clear of any limitations or encumbrances (including any obligations to pay royalties). Schedule 4.1(q) also lists all the licensees of the Owned Software. The Company is not infringing any Intangible Rights of any other person with respect to the Owned Software, and, to the best knowledge of the Company, no other person is infringing any Intangible Rights of the Company with respect to the Owned Software.

                           (iii) Schedule 4.1(q) lists all material software for which the Company is a licensee, lessee or otherwise has obtained from a third party the right to use, market, distribute, sublicense or otherwise transfer the right to use such software (the "Licensed Software"). The Company has made use of all copies of the Licensed Software in its possession as permitted by the respective license agreements in all material respects. Except as disclosed on Schedule 4.1(q), the Company has complied with all material provisions of the license, lease or other similar agreement pursuant to which they have rights to use the Licensed Software, except where non-compliance would not have a Material Adverse Effect.

                           (iv) The transactions contemplated hereby will not cause a breach of, default under or otherwise trigger a right to terminate the license agreement by which the Company licenses any Licensed Software or Owned Software or impair the Company's ability to use the Licensed Software or license the Owned Software in the same manner as such software is currently used or licensed in the business of the Company, except where such breach, default or right would not have a Material Adverse Effect.

                           (v) The Company and, to the best knowledge of the Company, the other parties to any contract under which the Company is the licensor, lessor or has otherwise granted the rights to use any Owned Software are in compliance therewith and are not in breach of their obligations with respect thereto, except where non-compliance or breach would not have a Material Adverse Effect.

                           (vi) The Company has taken all reasonable and practicable steps to protect and preserve the confidentiality of all Company Intellectual Property not subject to copyright or patent rights ("Confidential IP Information"). Use by the Company of Confidential IP Information not owned by the Company has been and is pursuant to the terms of a written agreement between the Company and the owner of such Confidential IP Information, or is otherwise lawful.

                           (vii) To the best knowledge of the Company, there are no viruses in the Owned Software and there are no defects in the Owned Software that would prevent such software from performing in all material respects the tasks and functions that it was intended to perform except those that can be cured or otherwise corrected without a Material Adverse Effect.

                  (r) Environmental Matters.

                           (i) The operations of the Company have at all times, to the Company's knowledge, been conducted, and as of the Closing Date will be, in compliance with all federal, state, and local laws, rules, regulations, ordinances, and orders of any governmental entity relating to pollution or the protection of human health, the environment, or natural resources ("Environmental Laws").

                           (ii) The Company does not, to its knowledge, have any contingent liability in connection with, and is not, to its knowledge, subject to any outstanding contracts with any other person respecting, the release, spill, discharge, emission, migration, or disposal into the indoor or outdoor environment of any hazardous substance, hazardous waste, pollutant or contaminant, petroleum or petroleum product, or any other material regulated, prohibited, or limited under any Environmental Law.

                  (s) Board Recommendation. As of the date hereof, the Board of Directors of the Company, at a meeting duly called and held, has by the unanimous vote of those directors present (i) determined that the Transaction Documents and the transactions contemplated thereby, including the Offer and the Merger provided for by this Agreement, taken together, are fair to and in the best interests of the stockholders of the Company and has approved the same and
(ii) resolved to recommend, subject to Section 6.2 hereof, the Offer and that the holders of the shares of Company Common Stock adopt this Agreement, if such adoption is required by applicable law, and tender their shares of Company Common Stock pursuant to the Offer.

                  (t) Related Party Transactions. Except as set forth on
Schedule 4.1(t) and except for the Transaction Documents, or any Employee Benefit Plans or as otherwise disclosed hereunder, no director, officer, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or (ii) is otherwise a party to any contract, arrangement or understanding with the Company.

                  (u) Certain Business Practices and Regulations; Potential Conflicts of Interest.

                           (i) Neither the Company nor any directors, officers, agents or employees of either, in their capacity as directors, officers, agents or employees of or on behalf of the Company, has (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                           (ii) Except as set forth on Schedule 4.1(u), none of the officers or directors of the Company, or any entity controlled by any of the foregoing, (A) owns, directly or indirectly, any significant interest in, or is a director, officer, employee, consultant or agent of, any person which is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the Company, (B) owns, directly or indirectly, in whole or in part, any real property, leasehold interests or other property with a fair market value of at least $25,000 in the aggregate the use of which is necessary for the activities of the Company, (C) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to the Company, other than claims in the ordinary course of business, or (D) has sold to, or purchased from, the Company any assets or property for aggregate consideration in excess of $60,000 since July 23, 1999, or, to the Company's knowledge, has sold to, or purchased from, the Company any assets or property for aggregate consideration in excess of $60,000 during the period from January 1, 1996 through July 22, 1999.

         4.2. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub each represent and warrant to the Company (such representations and warranties being deemed to be made on a continuous basis until the Effective Time) as follows:

                  (a) Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not materially impair the ability of Parent or Sub to consummate the transactions contemplated by this Agreement. All of the issued and outstanding capital stock of Sub is owned directly by Parent free and clear of any Lien, other than Permitted Encumbrances. Parent and Sub have heretofore made available to the Company complete and correct copies of their respective certificates of incorporation and by-laws.

                  (b) Authority; No Violations; Consents and Approvals.

                           (i) Each of Parent and Sub has all requisite corporate power and authority to enter into each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of each of the Transaction Documents to which Parent or Sub is a party and the consummation of the transactions contemplated thereby have been respectively duly authorized by all necessary corporate action on the part of Parent and Sub. Each of the Transaction Documents to which Parent or Sub is a party have been respectively duly executed and delivered by each of Parent and Sub and, assuming that such constitute the valid and binding agreements of the other parties thereto, respectively constitute valid and binding obligations of Parent and Sub enforceable in accordance with their terms and conditions except that the enforcement hereof or thereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           (ii) The execution and delivery of each of the Transaction Documents to which Parent or Sub is a party and the consummation of the transactions contemplated thereby by each of Parent and Sub will not (A) result in any Violation pursuant to any provision of the respective certificates of incorporation or by-laws of Parent or Sub or (B) except as to which requisite waivers or consents have been obtained and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (iii) of this Section 4.2(b) are duly and timely obtained or made and, if required, the Company Stockholder Approval has been obtained, result in any Violation of (1) any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, concession, franchise or license or (2) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or assets, except in the case of clauses
         (1) and (2), for any Violations that, individually or in the aggregate, would not prevent the consummation of any of the transactions contemplated hereby or thereby.

                           (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity is required by or with respect to either of Parent or Sub in connection with their respective execution and delivery of each of the Transaction Documents to which it is a party or the consummation by each of Parent and Sub of the transactions contemplated thereby, except for: (A) filings under the HSR Act; (B) the filing with the SEC of (1) the Schedule TO in connection with the commencement and consummation of the Offer and (2) such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; (E) such filings in connection with any Gains and Transfer Taxes; and (F) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement.

                  (c) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Schedule 14D-9 will, at the time the Schedule 14D-9 is filed with the SEC, and at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement, if any, will contain, on the date it is first mailed to the holders of Company Common Stock or at the Meeting Date, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the expiration or termination of the Offer, the acceptance for payment of Shares pursuant to the Offer or the Meeting Date (if applicable), any event with respect to Parent or Sub, or with respect to information supplied by Parent or Sub specifically for inclusion in the Offer Documents or the Proxy Statement, as applicable, shall occur which is required to be described in an amendment of, or supplement to, such document, such event shall be so described by Parent and Sub and provided to the Company. All documents that Parent or Sub is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form, in all material respects, with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, and each such document required to be filed with any Governmental Entity other than the SEC will comply in all material respects with the provisions of applicable law as to the information required to be contained therein. Notwithstanding the foregoing, Parent and Sub make no representation or warranty with respect to the information supplied or to be supplied by the Company for inclusion in the Offer Documents or the Proxy Statement.

                  (d) Financing. As of the date hereof and at the expiration of the Offer and at the Effective Time, Parent and Sub will have available all of the funds necessary to purchase all of the Shares pursuant to the Offer and the Merger and to pay all fees and expenses payable by Parent or Sub related to the transactions contemplated by this Agreement.

                                   ARTICLE 5

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.1. AFFIRMATIVE COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the designees of Sub have been appointed to the Board of Directors of the Company pursuant to Section 1.4, except as expressly contemplated or permitted by the Transaction Documents or to the extent that Parent shall otherwise consent in writing, (i) the Company shall carry on its business in the usual, regular and ordinary course consistent with past practice, and (ii) the Company shall, to the extent consistent therewith, use all reasonable efforts to preserve intact its present business organization and goodwill and retain the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Parent acknowledges that the announcement of this Agreement may impair the Company's business or employee relationships, and these effects shall not constitute a breach of this covenant.

         5.2. NEGATIVE COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the designees of Sub having been appointed to the Board of Directors of the Company pursuant to
Section 1.4 and termination of this Agreement pursuant to Section 8.1 hereof, except as set forth in Schedule 5.2, as expressly contemplated by the Transaction Documents or to the extent that Parent shall otherwise consent in writing:

                  (a) the Company shall not (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or set aside funds therefor, (ii) split, combine or reclassify any of its capital stock, or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; or

(iii) repurchase or otherwise acquire any shares of its capital stock, except as required by the terms of its securities outstanding or any Employee Benefit Plan in effect on the date hereof, or set aside funds therefor;

                  (b) the Company shall not (i) grant any options, warrants or other rights to purchase shares of capital stock, (ii) amend the terms of or reprice any Option outstanding on the date of this Agreement or amend the terms of the Stock Option Plan, or (iii) except for Shares issuable pursuant to Options outstanding on the date of this Agreement, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock, any Company Debt, or any securities convertible into, or any rights, warrants or options to acquire, any such shares, or Company Debt;

                  (c) the Company shall not amend or propose to amend its certificate of incorporation or by-laws;

                  (d) the Company shall not (i) merge or consolidate with, or acquire any equity interest in (including, without limitation, through the creation of any Subsidiary of the Company), any corporation, partnership, association or other business organization, or enter into an agreement with respect thereto, (ii) acquire or agree to acquire any material assets, except for capital expenditures otherwise permitted by Section 5.2(k), or (iii) make any loan or advance to, or otherwise make any investment in, any person;

                  (e) the Company shall not sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its material assets;

                  (f) the Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

                  (g) the Company shall not, except as may be required by Law or pursuant to any of the its Employee Benefit Plans existing on the date of this Agreement, (i) grant any increases in the compensation (including, without limitation, salary, bonus and other benefits) of any of its directors, officers, management employees or key employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit to any director, officer, management employee or key employee, whether past or present; (iii) enter into any new, or materially amend any existing, employment or severance or termination agreement with any person; (iv) except as may be required to comply with applicable Law, become obligated under any new Employee Benefit Plan, which was not in existence on the date hereof, or amend any such plan or agreement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder; (v) grant any general increase in compensation (including, without limitation, salary, bonus and other benefits) to employees, except for increases occurring in the ordinary course of business consistent with past practice, or (vi) extend any loans or advances to any of its directors, officers, management employees or key employees, except for ordinary course of business advances for business related expenses;

                  (h) the Company shall not (i) assume or incur any indebtedness for borrowed money, (ii) guarantee any such indebtedness, (iii) issue or sell any debt securities or warrants or rights to acquire any debt securities, (iv) guarantee any debt obligations of any other person, (v) enter into any lease (whether such lease is an operating or capital lease), (vi) create any Lien (other than Permitted Encumbrances) on the property of the Company, or (vii) enter into any "keep well" or other agreement or arrangement to maintain the financial condition of any other person;

                  (i) the Company shall not (A) enter into any contracts involving aggregate annual payments in excess of $50,000 or (B) modify, rescind, terminate, waive, release or otherwise amend in any material respect any of the terms or provisions of any material contract;

                  (j) the Company shall not, other than as required by the SEC, Law or GAAP, make any changes with respect to accounting policies, procedures or practices;

                  (k) the Company shall not, other than as set forth on Schedule 5.2(k), incur capital expenditures in excess of (i) $25,000 individually and
(ii) $100,000 in the aggregate;

                  (l) the Company shall not engage in or permit any transaction or act which, if it had been engaged in or permitted prior to the date of this Agreement, would have rendered untrue in any material respect any of the representations and warranties of the Company contained in this Agreement;

                  (m) the Company shall not deposit or otherwise invest any cash on hand into accounts, securities or other instruments having a maturity of more than 30 days or that will impose payment or penalty upon liquidation within 30 days of such deposit or investment;

                  (n) the Company shall not transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to any material Company Intellectual Property, other than non-exclusive licenses in the ordinary course of business and consistent with past practice; and

                  (o) the Company shall not agree to or make any commitment to, whether orally or in writing, take any actions prohibited by this Agreement.

                                   ARTICLE 6

                              ADDITIONAL AGREEMENTS

         6.1. ACCESS TO INFORMATION.

                  (a) Upon reasonable notice, the Company shall afford access to the officers, employees, accountants, counsel and other representatives of Parent and Sub (including financing sources and their employees, accountants, counsel and other representatives), during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records. If Parent and Sub require environmental site assessments of any parcels of real property owned or leased by the Company, the Company shall allow such assessments to be performed.

                  (b) During the period prior to the Effective Time, the Company shall promptly furnish to Parent and Sub (i) a copy of each report, schedule, registration statement and other document in advance of filing it with the SEC, and shall provide Parent and Sub a reasonable opportunity to review and comment upon such document, during such period, (ii) a copy of each document received by it from the SEC, during such period, and (iii) all other information concerning its business, properties and personnel as Parent and Sub may reasonably request.

                  (c) Subject to Section 9.2, that certain Confidentiality Agreement dated December 20, 2000, by and between the Company and Parent (the "Confidentiality Agreement") shall apply with respect to information furnished pursuant to this Section 6.1.

         6.2. NO SOLICITATION. From and after the date hereof until the termination of this Agreement, the Company will not, and will cause its Representatives (as defined below) not to, directly or indirectly, (i) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), (ii) enter into any agreement contemplating or participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish to any third party any information with respect to its business, properties or assets in connection with any Acquisition Proposal, (iii) maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or for the purpose of obtaining an Acquisition Proposal, (iv) agree to or endorse any Acquisition Proposal, (v) withdraw, modify or not make the recommendations of the Company's Board of Directors referred to in Section 1.3, or (vi) release any third party from any standstill, confidentiality or similar agreement, or waive or amend any provision thereof, to which it is a party. It is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this
Section 6.2 by the Company. The Company shall notify Parent orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to, and all material aspects of (including the identity of the person or entity making such inquiry or proposal), all inquiries and proposals which it or any of its Subsidiaries or any of their respective Representatives may receive relating to any of such matters and, if such inquiry or proposal is in writing, the Company shall deliver to Parent a copy of such inquiry or proposal as promptly as practicable. Notwithstanding the foregoing, prior to the acceptance of Shares for payment pursuant to the Offer and provided that the Company has complied with the terms of this Section 6.2, nothing contained in this Section 6.2 shall prohibit the Board of Directors of the Company from:

                  (i) following the receipt of an unsolicited written bona fide Acquisition Proposal from any person or entity,

                           (A) furnishing information to, or entering into discussions or negotiations with, the person or entity that makes such Acquisition Proposal, or

                           (B) withdrawing, modifying or not making its recommendations referred to in Section 1.3 if, and only to the extent that, (1) in the case of either clause (A) or (B) above, the Board of Directors of the Company, after consultation with its legal counsel (who may be the Company's regularly engaged legal counsel), determines in good faith that the failure to take such action would result in a breach by the Company's Board of Directors of its fiduciary obligations under applicable law and (2) the Company (w) in the case of either clause (A) or (B) above, provides reasonable prior notice to Parent to the effect that it is taking such action, which notice shall (to the extent consistent with the fiduciary duties of the Board of Directors to stockholders under applicable law) include the identity of the person or entity engaging in such discussions or negotiations, requesting such information or making such Acquisition Proposal, and the material terms and conditions of any Acquisition Proposal, (x) in the case of clause (A) above, receives from such person or entity making such Acquisition Proposal an executed confidentiality agreement having terms no more favorable to such person or entity than those terms included in the Confidentiality Agreement in existence between the Company and Parent and its affiliates, (y) in the case of clause (A) above, the Company furnishes to Parent all such nonpublic information delivered to such person or entity concurrently with the delivery of such information to such person or entity, and (z) in the case of clause (A) above, the Company shall, to the extent consistent with the fiduciary duties of the Board of Directors to stockholders under applicable law, promptly and continuously advise Parent as to all of the relevant details relating to, and all material aspects of, any such discussions or negotiations; or

                           (ii) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2 under the Exchange Act if, after the receipt of an unsolicited written bona fide Acquisition Proposal, the Board of Directors of the Company, after consultation with its legal counsel (who may be the Company's regularly engaged legal counsel), determines in good faith that the failure to take such action would result in a breach by the Company's Board of Directors of its fiduciary obligations under applicable law.

         Except for the confidentiality agreement referred to in clause (i) above and the agreement relating to an Acquisition Proposal entered into contemporaneously with terminating this Agreement as contemplated in Section 8.1(h), nothing in this Section 6.2 shall permit the Company to enter into any agreement with respect to any Acquisition Proposal during the term of this Agreement. The Company shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or any Representatives with respect to any Acquisition Proposal existing on the date hereof and shall seek to have returned to the Company any confidential information that has been provided in any such solicitation, initiation, encouragement, activity, discussion or negotiation.

         For purposes of this Agreement, "Acquisition Proposal" shall mean any agreement, offer or proposal (other than the transactions among the Company, Parent and Sub contemplated hereunder) involving the Company for: (A) any merger, consolidation, share exchange, recapitalization, reorganization, business combination, or other similar transaction; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Company in a single transaction or series of transactions; or (C) any tender offer or exchange offer for all or any portion of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith.

         For purposes of this Agreement, "Representative" of a person shall mean that person's employees, officers, directors, representatives (including, without limitation, any investment banker, attorney or accountant), agents or affiliates.

         6.3. FEES AND EXPENSES.

                  (a) Except as otherwise provided in this Section 6.3 and except with respect to claims for damages incurred as a result of a material breach of this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

                  (b) In the event of the termination of this Agreement under
Section 8.1(g) or Section 8.1(h), then the Company shall deliver to Parent or Parent's designee, contemporaneously with the termination of this Agreement, a promissory note in the form of Exhibit C attached hereto (the "Promissory Note") in the principal amount of $2,750,000.

                  (c) Any amounts due under this Section 6.3 that are not paid when due shall bear interest at the prime rate of interest as announced from time to time by Chase Manhattan Bank, N.A. plus 1% from the date due through and including the date paid.

                  (d) The fee and other amounts payable pursuant to this Section
6.3 shall be paid by the Company without reservation of rights or protests and the Company, upon making such payment, shall be deemed to have released and waived any and all rights that it may have to recover such amounts.

         6.4. BROKERS OR FINDERS.

                  (a) The Company represents that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except the Financial Advisor, whose fees and expenses will be paid by the Company in accordance with the Company's agreements with such firm (copies of which have been delivered by the Company to Parent prior to the date of this Agreement).

                  (b) Each of Parent and Sub represents, as to itself that no agent, broker, investment banker, financial advisor or other firm or person engaged by any of them is or will be entitled to receive from the Company any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

         6.5. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

                  (a) Until six years from the Effective Time, unless otherwise required by Law, the Certificate of Incorporation and By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to the elimination of liability of directors and the indemnification of (and advancement of expenses to) directors, officers, employees and agents than as are set forth in the certificate of incorporation and by-laws of the Company, as in effect on the date hereof.

                  (b) As of the Effective Time and for a period of not less than six years thereafter, Parent and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director, employee or agent of the Company (collectively, the "Indemnified Parties") against all losses, reasonable expenses (including reasonable attorneys' fees), claims, damages, liabilities or amounts that are paid in settlement of, or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on or arising in whole or in part out of the fact that the Indemnified Party is or was a director, officer, employee or agent of the Company and pertaining to any matter existing or arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, any Claim arising out of this Agreement or any of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, in each case to the fullest extent permitted under Delaware law, and shall pay any expenses, as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware law. Without limiting the foregoing, in the event any such Claim is brought against any of the Indemnified Parties, (i) such Indemnified Parties may retain counsel (including local counsel) satisfactory to them and which shall be reasonably satisfactory to Parent and the Surviving Corporation and the Surviving Corporation shall pay, jointly and severally, all reasonable fees and expenses of such counsel for such Indemnified Parties; and
(ii) the Surviving Corporation shall use all reasonable efforts to assist in the defense of any such Claim, provided that the Surviving Corporation shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. Notwithstanding the foregoing, nothing contained in this Section 6.5 shall be deemed to grant any right to any Indemnified Party which is not permitted to be granted to an officer, director, employee or agent of the Company under Delaware law, assuming for such purposes that the Company's certificate of incorporation and by-laws provide for the maximum indemnification permitted by law.

                  (c) Parent will cause to be maintained for a period of not less than six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time ("D&O Insurance") for all persons who are directors and officers of the Company on the date of this Agreement and for all former directors and officers of the Company, so long as the annual premium therefor would not be in excess of 125% of the last annual premium therefor paid prior to the date of this Agreement (the "Maximum Premium"); provided, however, that Parent may, in lieu of maintaining such existing D&O Insurance as provided above, cause coverage to be provided under any policy maintained for the benefit of Parent or any of its affiliates, so long as the terms thereof are no less advantageous to the intended beneficiaries thereof than the existing D&O Insurance. If the existing D&O Insurance expires, is terminated or canceled during such six-year period, Parent will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the covered persons than the existing D&O Insurance. The Company represents to Parent that the Maximum Premium is $78,489.

         6.6. REASONABLE EFFORTS.

                  (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, under applicable Laws or otherwise, to consummate and make effective the transactions contemplated by the Transaction Documents, subject, if applicable, to the Company Stockholder Approval, including cooperating fully with the other party. The Company will use all reasonable efforts to obtain any consent from third parties necessary to allow the Company to continue operating its business as presently conducted as a result of the consummation of the transactions contemplated hereby (including, without limitation, those consents set forth on Schedule 4.1(c)).

                  (b) In case at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the parties to this Agreement shall direct their respective officers and directors to take all such necessary action.

         6.7. PUBLICITY. The parties will consult with each other and will mutually agree upon any press release or public announcement pertaining to the Offer or the Merger and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable Law (or stock exchange rules), in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

         6.8. WITHHOLDING RIGHTS. Parent and Sub, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the Offer to any holder of shares of Company Common Stock or Options such amounts as Parent or Sub, as applicable, is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or Sub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Options in respect of which such deduction and withholding was made by Parent or Sub.

         6.9. HSR AND OTHER GOVERNMENTAL APPROVALS.

                  (a) Each party hereto shall file or cause to be filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") any notification required to be filed by their respective "ultimate parent" companies under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated in the Transaction Documents. Such parties will use all reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies. Each of Parent and the Company shall pay one-half of the filing fees in connection with any such required filings. Each of the parties hereto agrees to furnish the others with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective representatives, on the one hand, and the FTC, the Antitrust Division or any other Governmental Entity or members of their respective staffs, on the other hand, with respect to the Offer, the Merger or any of the Transaction Documents or the transactions contemplated thereby, other than personal financial information filed therewith.

                  (b) Each party hereto shall cooperate and use its reasonable efforts to promptly prepare and file all necessary documentation to effect all necessary applications, notices, petitions, filings and other documents, and use all reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by Parent or the Company or any of their respective affiliates in connection with the Offer and the Merger or the taking of any other action contemplated by the Transaction Documents; provided, however, that Parent, Sub and their respective affiliates shall not be required to divest of any assets in connection therewith.

                  (c) Each party hereto agrees to furnish the others with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Entities, including without limitation any filings necessary under the provisions of the HSR Act.

                  (d) Without limiting the foregoing, the Company and its Board of Directors shall (i) take all action necessary or otherwise reasonably requested by Parent to exempt the Offer and the Merger from the provisions of any applicable takeover, business combination, control share acquisition or similar statute and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Offer, the Merger or any of the Transaction Documents or the transactions contemplated thereby, take all action necessary to ensure that the Offer, the Merger and the other transactions contemplated by any of the Transaction Documents may be consummated as promptly as practicable on the terms contemplated by the Transaction Documents and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other transactions contemplated by any of the Transaction Documents.

         6.10. NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt written notice to the other of (a) the occurrence, or failure to occur, of any event of which it becomes aware that has caused or that would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date and
(b) the failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         6.11. PREPARATION OF THE PROXY STATEMENT; COMPANY STOCKHOLDERS MEETING; MERGER WITHOUT A COMPANY STOCKHOLDERS MEETING.

                  (a) The Company and Parent will, as soon as practicable following the acceptance for payment of and payment for shares of the Company Common Stock by Sub in the Offer (the date on which such acceptance and payment shall occur shall be referred to herein as the "Funding Date"), prepare and file the Proxy Statement in preliminary form with the SEC. The Company will use all reasonable efforts to respond to all SEC comments with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable date.

                  (b) If adoption of this Agreement is required by applicable law, the Company will, as soon as practicable following the acceptance for payment of and payment for shares of the Company Common Stock by Sub in the Offer, duly call, give notice of, convene and hold a meeting of the Company's stockholders for the purpose of adopting this Agreement or, in lieu of such meeting, Parent and Sub, as soon as practicable following the Funding Date, shall cause this Agreement to be adopted by written consent of stockholders. At such stockholders meeting (or in connection with any consent in lieu thereof), Parent shall cause all of the shares of Company Common Stock then owned by Parent or Sub to be voted in favor, or consented to, the adoption of this Agreement.

                  (c) Notwithstanding the foregoing clauses (a) and (b), in the event that Parent and Sub shall acquire in the aggregate at least 90% of the outstanding shares of Company Common Stock in the Offer, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

         6.12. STOCK OPTION.

                  (a) Grant of Common Share Option. The Company hereby grants to Sub an irrevocable option (the "Common Share Option") to purchase for a per share price equal to the per share Merger Consideration (the "Per Common Share Price") in cash a number of shares of Company Common Stock (the "Optioned Common Shares") equal to the Applicable Common Share Amount. The "Applicable Common Share Amount" shall be the lesser of (i) the number of shares of Company Common Stock which, when added to the number of shares of Company Common Stock owned by Sub immediately prior to the exercise of the Common Share Option, would result in Sub owning immediately after the exercise of the Common Share Option 90% of the then outstanding shares of Company Common Stock and (ii) the number of shares of Company Common Stock represented by (x) the total authorized number of shares of Company Common Stock under the Company's certificate of incorporation less (y) the sum of the number of shares of Company Common Stock outstanding plus the number of shares of Company Common Stock reserved for issuance, subscribed for or otherwise committed for issuance. Sub may exercise the Common Share Option only if (a) the Funding Date shall have occurred, (b) upon such exercise, it (together with Parent) shall own at least 90% of the then outstanding shares of Company Common Stock and (c) such exercise would not violate applicable law. The Common Share Option shall expire if not exercised prior to the earlier of the Effective Time and 12:00 midnight, Eastern time, on the date 15 business days after the Funding Date.

                  (b) Exercise of Common Share Option. Provided that the conditions to exercise of the Common Share Option set forth in Section 6.12(a) are satisfied, Sub may exercise the Common Share Option only in whole at any time prior to the expiration of such option. In the event that Sub wishes to exercise the Common Share Option, Sub shall give written notice (the date of such notice being herein called the "Notice Date") to the Company specifying the number of Optioned Common Shares it will purchase pursuant to such exercise and a place and date (not later than ten business days from the Notice Date) for the closing of such purchase.

                  (c) Payment of Purchase Price and Delivery of Certificates for Optioned Shares. At any closing of the Common Share Option, (i) Sub will make payment to the Company of the full purchase price for the Optioned Common Shares in New York Clearing House funds by certified or official bank check payable to the order of the Company, in an amount equal to the product of the Per Common Share Price multiplied by the number of Optioned Common Shares being purchased at such closing and (ii) the Company will deliver to Sub a duly executed certificate or certificates representing the number of Optioned Common Shares so purchased, registered in the name of Sub or its nominee in the denomination designated by Sub in its notice of exercise.

                  (d) Securities Act. Sub represents that any Optioned Common Shares purchased by Sub will be acquired for investment only and not with a view to any public distribution thereof and Sub will not offer to sell or otherwise dispose of any Optioned Common Shares so acquired by it in violation of the registration requirements of the Securities Act.

                  (e) Adjustment upon Changes in Capitalization. In the event of any change in the number of outstanding Company Common Shares by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, reorganization or the like or any other change in the corporate or capital structure of the Company that would have the effect of diluting Sub's rights under the Common Share Option, the number of Optioned Common Shares and the Per Common Shares Price shall be adjusted appropriately so as to restore Sub to its rights hereunder with respect to the Common Share Option; provided, however, that nothing in this Section 6.12 shall be construed as permitting the Company to take any action or enter into any transaction otherwise prohibited by this Agreement.

         6.13. OTHER ACTIONS. Except as expressly permitted by the terms of this Agreement, the Company will not knowingly or intentionally take or agree or commit to take any action that is reasonably likely to result in any of the Company's representations or warranties hereunder being untrue in any material respect.

         6.14. APPRAISAL RIGHTS. The Company shall not settle or compromise any claim for appraisal rights in respect of the Merger without the prior consent of Parent, which consent shall not be unreasonably withheld.

                                   ARTICLE 7

                              CONDITIONS PRECEDENT

         7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been adopted by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon if such vote is required by applicable law; provided that the Parent and Sub shall vote all shares of Company Common Stock purchased pursuant to the Offer or the Stockholder Agreements in favor of the adoption of this Agreement.

                  (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and no restrictive order or other requirements shall have been placed on the Company, Parent, Sub or the Surviving Corporation in connection therewith.

                  (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall use all reasonable efforts to have any such Injunction vacated.

                  (d) Statutes. No Law shall have been enacted, promulgated or otherwise issued by any Governmental Entity which prohibits the consummation of the Merger.

                  (e) Payment for Shares. Sub shall have accepted for payment and paid for the Shares tendered in the Offer; provided that this condition shall be deemed to have been satisfied if Sub, in violation of the terms and conditions of the Offer, fails to accept for payment and pay for Shares tendered pursuant to the Offer.

                                   ARTICLE 8

                            TERMINATION AND AMENDMENT

         8.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company or by Parent:

                  (a) by mutual written consent of the Company and Parent;

                  (b) by either the Company or Parent if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Offer or Merger shall have become final and non-appealable;

                  (c) by Parent prior to the acceptance of Shares for payment pursuant to the Offer, so long as neither Parent nor Sub is then in material breach of its obligations hereunder, if (i) there has been a breach of any representation or warranty (when made on or at the time of termination as if made on such date of termination, except to the extent it relates to a particular date) on the part of the Company (provided that any representation or warranty of the Company contained herein that is subject to a "materiality," "Material Adverse Effect" or similar qualification shall not be so qualified for purposes of determining the existence of any breach thereof on the part of the Company), and which breach has not been cured within ten business days following receipt by the Company written of notice of such breach and is existing at the time of the termination of this Agreement, except for such breaches that could not, individually or in the aggregate with any other breaches on the part of the Company, have a Material Adverse Effect or (ii) there has been a breach of any representation or warranty (when made on or at the time of termination as if made on such date of termination, except to the extent it relates to a particular date) contained in Section 4.1(b) on the part of the Company;

                  (d) by Parent prior to the acceptance of Shares for payment pursuant to the Offer, so long as neither Parent nor Sub is then in material breach of its obligations hereunder, if there has been a breach of Section 5.2(b) or Section 6.2 or a material breach of any other covenant or agreement on the part of the Company set forth in this Agreement (provided that any covenant or agreement of the Company contained herein the performance of which is subject to a "materiality," "Material Adverse Effect" or similar qualification shall not be so qualified for purposes of determining the existence of any nonperformance thereof on the part of the Company), and which breach (other than a breach of any covenant or agreement set forth in Section 5.2(b) or Section 6.2) has not been cured within ten business days following receipt by the Company of written notice of such breach and is existing at the time of the termination of this Agreement;

                  (e) by the Company prior to the acceptance of Shares for payment pursuant to the Offer, so long as the Company is not then in material breach of its obligations hereunder, if there has been a breach of any representation or warranty (when made on or at the time of termination as if made on such date of termination, except to the extent it relates to a particular date) on the part of Parent or Sub (provided that any representation or warranty of Parent or Sub contained herein that is subject to a "materiality" or similar qualification shall not be so qualified for purposes of determining the existence of any breach thereof on the part of Parent or Sub), and which breach has not been cured within ten business days following receipt by Parent or Sub of written notice of such breach and is existing at the time of the termination of this Agreement, except for such breaches that, individually or in the aggregate with any other breaches on the part of Parent or Sub, would not materially and adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby;

                  (f) by the Company prior to the acceptance of Shares for payment pursuant to the Offer, so long as the Company is not then in material breach of its obligations hereunder, if there has been a material breach of any covenant or agreement on the part of Parent or Sub set forth in this Agreement (provided that any covenant or agreement of Parent or Sub contained herein the performance of which is subject to a "materiality" or similar qualification shall not be so qualified for purposes of determining the existence of any nonperformance thereof on the part of Parent or Sub), and which breach has not been cured within ten business days following receipt by Parent or Sub of written notice of such breach and is existing at the time of the termination of this Agreement;

                  (g) by Parent prior to the acceptance of Shares for payment pursuant to the Offer if (i) the Board of Directors of the Company (whether or not under circumstances permitted by this Agreement) shall have failed to make the recommendation contemplated by Section 1.3 in the Offer Documents and the Proxy Statement or shall have withdrawn or modified, in any manner which is adverse to Parent, its recommendation or approval of the Offer, the Merger or this Agreement and the transactions contemplated hereby, or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Acquisition Proposal, or shall have resolved to do so, (iii) a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the

Company is commenced (other than by the Sub or its affiliates) and the Board of Directors of the Company fails to recommend, within the time period required by Rule 14e-2 of the Exchange Act, against the stockholders of the Company tendering their shares into such tender offer or exchange offer, or (iv) an Acquisition Proposal has been publicly announced by the Company and the Company shall fail to publicly reaffirm its approval or recommendation of the Offer, the Merger and this Agreement on or before the tenth business day following the date on which such Acquisition Proposal shall have been announced; provided that Parent may condition the effectiveness of such termination pursuant to this
Section 8.1(g) upon receipt by Parent or its designee of the Promissory Note pursuant to Section 6.3;

                  (h) by the Company prior to the acceptance of Shares for payment pursuant to the Offer, following the receipt of an unsolicited written bona fide Acquisition Proposal from any person or entity and contemporaneously with entering into a definitive agreement relating to such Acquisition Proposal, provided that the Company may not effect such termination pursuant to this
Section 8.1(h) unless and until (i) the Board of Directors of the Company has in good faith determined that (y) such person or entity has, or is reasonably likely to have, the necessary funds or shall have obtained, or is reasonably likely to obtain, customary commitments to provide the funds to consummate such Acquisition Proposal and (z) such Acquisition Proposal is more favorable to the Company and its stockholders than the transactions contemplated by this Agreement, (ii) Parent receives at least five days prior written notice (which notice shall include the identity of the person or entity making the relevant Acquisition Proposal, the material terms and conditions of such Acquisition Proposal and the material terms and conditions of any agreements or arrangements to be entered into in connection with such Acquisition Proposal with any party to any of the Stockholder Agreements with respect to his then existing agreements and arrangements with the Company, to the extent known to the Company) from the Company of its intention to effect such termination pursuant to this Section 8.1(h), and (iii) if during such five-day period Parent shall have revised the terms and conditions of the Offer or the Merger, the Board of Directors of the Company, after receiving advice from the Company's financial and legal advisors, shall have determined in good faith that the terms and conditions of the Acquisition Proposal giving rise to this termination right are superior to those of the Offer and the Merger as so revised; and provided further that the Company may not effect such termination pursuant to this
Section 8.1(h) unless the Company has contemporaneously with such termination tendered payment to Parent or Parent's designee of the amounts that are due Parent or Parent's designee under Section 6.3;

                  (i) by Parent, if the Offer terminates, is withdrawn, abandoned or expires by reason of the failure to satisfy any condition set forth in Exhibit B hereto; provided, however, that Parent may not so terminate if the termination, withdrawal, abandonment or expiration of the Offer arises from a breach of this Agreement by Parent or Sub;

                  (j) by the Company, if the Offer shall have expired (without having been extended in accordance herewith) or shall have been withdrawn, abandoned or terminated by Sub without any shares of Company Common Stock being purchased by Sub thereunder; or

                  (k) by the Company, if the Funding Date does not occur when required under the Exchange Act (but which in no event shall be more than four business days following the acceptance by Sub of Shares tendered pursuant to the Offer).

         8.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation hereunder on the part of Parent, Sub or the Company or their respective affiliates, officers, directors or stockholders, except (a) Section 6.1(c), Section 6.3, Section 8.2 and Article 9 shall survive such termination, and (b) no such termination shall relieve any party from liability for a breach of any term or provision hereof.

         8.3. AMENDMENT. Subject to the provisions of Section 1.4(b), this Agreement may be amended, modified or supplemented, before or after the Company Stockholder Approval, only by written agreement of Parent, Sub and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that, after the Company Stockholder Approval, no term or condition contained in this Agreement shall be amended or modified in any manner that by law requires further approval by the stockholders of the Company without so obtaining such further stockholder approval.

         8.4. EXTENSION; WAIVER. Subject to Section 1.4(b), at any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 9

                               GENERAL PROVISIONS

         9.1. NONSURVIVAL OF COVENANTS AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the covenants and agreements contained in Article 3, Section 6.3, Section 6.5, Section 6.8 and any other covenant or agreement that contemplates performance after the Effective Time.

         9.2. CONFIDENTIALITY AGREEMENT. The Confidentiality Agreement shall survive the execution and delivery of this Agreement or any termination of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered by any party hereunder; provided, however, that the terms and provisions of the Confidentiality Agreement are hereby waived, amended or modified to the extent necessary to permit the consummation of the transactions contemplated by the Transaction Documents. Upon the Funding Date, the terms and provisions of the Confidentiality Agreement shall terminate in full.

         9.3. NOTICES. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

                       (a) if to Parent or Sub, to:


                           ----------------------------

                           ----------------------------

                           ----------------------------

                           Attn:
                                -----------------------
                           Telecopy:
                                    -------------------

                           with copies to:

                           Sayles, Lidji & Werbner
                           Renaissance Tower, Suite 4400
                           1201 Elm Street
                           Dallas, Texas  75270
                           Attn:  Brian M. Lidji
                           Telecopy:  (214) 939-8787

                           and

                           Vinson & Elkins L.L.P.
                           3700 Trammell Crow Center
                           2001 Ross Avenue
                           Dallas, Texas  75201-2975
                           Attn:  Jeffrey A. Chapman
                           Telecopy:  (214) 999-7797

                       (b) if to the Company, to:


                           ----------------------------

                           ----------------------------

                           ----------------------------
                           Attn:
                                -----------------------
                           Telecopy:
                                    -------------------


                           with a copy to:

                           Shook, Hardy & Bacon, LLP
                           1010 Grand Blvd., 5th Floor
                           Kansas City, Missouri  64106-0607
                           Attn:  Kevin R. Sweeney, Esq.
                           Telecopy:  (816) 842-3190

         9.4. INTERPRETATION. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents, list of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         9.5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.6. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (together with the Confidentiality Agreement (as amended by Section 9.2), the other Transaction Documents, and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any other right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.5, which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons; it being understood and agreed that if any such person shall institute and prevail in any proceeding against Parent, Sub or the Surviving Corporation in respect of a breach by Parent, Sub or the Surviving Corporation of its covenants and agreement contained in Section 6.5, Parent, Sub and the Surviving Corporation shall, jointly and severally, pay the reasonable expenses of such person (including reasonable attorney's fees) incurred in connection with such proceedings to the fullest extent authorized by applicable law.

         9.7. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         9.8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder (a) to any newly-formed direct wholly-owned Subsidiary of Parent or Sub or (b) in the form of a collateral assignment to any institutional lender who provides funds to Parent or its affiliates for the consummation of the transactions contemplated hereby. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         9.9. DIRECTOR AND OFFICER LIABILITY. The directors, officers, and stockholders of Parent and its affiliates shall not have any personal liability or obligation arising under the Transaction Documents (including any claims that the Company may assert) other than as an assignee of a Transaction Document. Except to the extent that a person is a party signatory thereto, the directors, officers, and stockholders of the Company and its affiliates shall not have any personal liability or obligation arising under the Transaction Documents (including any claims that Parent or Sub may assert) other than as an assignee of a Transaction Document.

         9.10. SPECIFIC PERFORMANCE. The parties recognize that in the event the Company should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Parent and Sub shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, the Company hereby waives the defense that there is an adequate remedy at law.

         9.11. EFFECTIVENESS. This Agreement shall not become effective until such time as this Agreement and all other Transaction Documents (or counterparts thereof) have been executed and delivered by each of the parties thereto; provided, however, that Parent, in its sole discretion, may waive the condition that it receive executed Stockholder Agreements from individual Stockholders.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized on the date first written above.


                                      PARENT



                                      By: /s/:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                      SUB



                                      By: /s/:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                      COMPANY



                                      By: /s/:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                    EXHIBIT A

                          FORM OF STOCKHOLDER AGREEMENT

                                [TO BE PROVIDED]

                                    EXHIBIT B

                             CONDITIONS TO THE OFFER


         The capitalized terms used in this Exhibit B shall have the respective meanings ascribed thereto in the Agreement and Plan of Merger, to which this Exhibit B is attached, by and among ____________________, ____________________
and _____________________.

                                   Conditions

         Notwithstanding any other provision of the Offer, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares promptly after expiration or termination of the Offer), to pay for any Shares tendered, and may postpone the acceptance for payment or, subject to the restriction referred to above, the payment for any Shares tendered, and, to the extent permitted by the Agreement, may amend or terminate the Offer, if:

         1. the Minimum Condition has not been satisfied;

         2. any applicable waiting periods under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer; or

         3. at any time on or after the date of the Agreement and before acceptance for payment of, or payment for, such Shares pursuant to the Offer any of the following events shall have occurred and be continuing:

                  (a) there shall be pending as of the expiration of the Offer or at any time thereafter, any Injunction, proceeding, action, suit or litigation by any Governmental Entity that seeks to (i) challenge the acquisition by Parent, Sub or any of their respective affiliates of Shares pursuant to the Offer, (ii) restrain, prohibit or delay the making or consummation of the Offer or the Merger, (iii) make the purchase of or payment for some or all of the Shares pursuant to the Offer or the Merger illegal, (iv) impose material limitations on the ability of Parent, Sub, the Company or any of their respective affiliates to acquire or hold, or to require Parent, Sub, the Company or any of their respective affiliates to dispose of or hold separate, any material portion of their assets or business, (v) impose material limitations on the ability of Parent, Sub, the Company or any of their respective affiliates to continue to conduct, own or operate, as heretofore conducted, owned or operated, all or any material portion of their businesses or assets, (vi) impose or result in material limitations on the ability of Parent, Sub or any of their respective affiliates to exercise full rights of ownership of the Shares purchased by them, including, without limitation, the right to vote the Shares purchased by them on any or all matters properly presented to the stockholders of the Company, or (vii) prohibit or restrict in a material manner the financing of any of the transactions contemplated by the Transaction Documents;

                  (b) there shall have been promulgated, enacted, entered, enforced or deemed applicable, any Law (other than the application of the waiting period provision of the HSR Act),


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


or there shall have been issued any Injunction that results in any of the consequences referred to in subsection (a) above;

                  (c) there shall have occurred any event or events (whether or not covered by insurance) that, individually or in the aggregate, have had, or would be reasonably expected to have, a Material Adverse Effect;

                  (d) there shall have occurred and be continuing (i) any general suspension of trading in, or general limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States for a period in excess of 48 hours, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity involving the United States having a significant adverse effect on the functioning of the financial markets in the United States, (iv) any material limitations (whether or not mandatory) imposed by any Governmental Entity on the nature or extension of credit or further extension of credit by banks or other lending institutions, or (v) in the case of clauses (iii) and (iv) of this paragraph (d), if existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

                  (e) any of the representations and warranties of the Company contained in the Agreement shall not be true and correct in all respects (provided that any representation or warranty of the Company contained in the Agreement that is subject to a "materiality," "Material Adverse Effect" or similar qualification shall not be so qualified for purposes of determining the existence of any breach thereof on the part of the Company) as of the date of the Agreement and (except to the extent that such representations and warranties speak as of an earlier date) as of the date of the acceptance of Shares for payment pursuant to the Offer as though made on and as of such date, except for such breaches that, individually or in the aggregate with any other breaches on the part of the Company, could not (A) have a Material Adverse Effect or (B) materially and adversely affect the ability of the parties to the Agreement to consummate the transactions contemplated thereby;

                  (f) the Company shall have not performed in all material respects (provided that any obligation the performance of which is subject to materiality, Material Adverse Effect or similar qualification shall not be so qualified for purposes of determining the existence of any nonperformance thereof) all obligations required to be performed by it under the Agreement at or prior to the acceptance of Shares for payment pursuant to the Offer;

                  (g) the Agreement shall have been terminated in accordance with its terms;

                  (h) (i) the Board of Directors of the Company shall have failed to make or shall have withdrawn or modified or changed (including by amendment of the Schedule 14D-9) in a manner adverse to Sub its recommendation of the Offer, the Agreement or the Merger, or shall have approved or recommended any Acquisition Proposal or any other acquisition of the shares of Company Common Stock other than the Offer and the Merger, or (ii) any person or other entity or group shall have entered into a definitive agreement or an agreement in principle with the Company with respect to any Acquisition Proposal;


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


                  (i) the Company shall have failed to comply with its obligations under Section 1.4(a) of the Agreement;

                  (j) each of the representations and warranties contained in the Stockholder Agreements of the stockholders who are parties thereto shall not be true and correct in all material respects as of the date of the acceptance of Shares for payment pursuant to the Offer as though made on and as of such date; or

                  (k) any of the stockholders who are parties to the Stockholder Agreements shall have not performed in all material respects, or shall have otherwise materially breached or given notice of any intention to materially breach, any obligations required to be performed by such stockholders under the Stockholder Agreements at or prior to the acceptance of Shares for payment pursuant to the Offer.

         The foregoing conditions are for the sole benefit of Sub and its affiliates and may be asserted by Sub regardless of the circumstances (including, without limitation, any action or inaction by Sub or any of its affiliates, but except for a breach by Sub or any of its affiliates of the Agreement) giving rise to any such condition or may be waived by Sub, in whole or in part, from time to time in its sole discretion, except as otherwise provided in the Agreement. The failure by Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time.







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